UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Cir N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Unit Offering

On September 30, 2024, AgEagle Aerial Systems Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Spartan Capital Securities, LLC (the “Placement Agent”) in connection with the issuance and sale by the Company in a public offering (the “Offering”) of 26,899,996 units (the “Units”), consisting of common units (“Common Units”), each consisting of one share of common stock of the Company, $0.001 par value per share, one Series A warrant (“Series A Warrant”) to purchase one share of common stock and one Series B warrant (“Series B Warrant”) to purchase one share of common stock and pre-funded Units (the “Pre-Funded Units” and together with the Common Units, the “Units”), with each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of common stock, one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock.

The purchase price of each Common Unit was $0.24, and the purchase price of each Pre-Funded Unit was $0.239, less Placement Agent fees and commissions.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Each Series A Warrant is immediately exercisable on the date of issuance at an exercise price of the public offering price of the Units, or pursuant to an alternate cashless exercise option, and expires five years from the closing date of the offering. Each Series B Warrant is immediately exercisable on the date of issuance at an exercise price equal to one hundred percent (100%) of the public offering price of the Units, and expires five years from the closing date of the offering.

Under the alternate cashless exercise option of the Series A Warrants, a holder of the Series A Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant and (y) 2.0. In addition, the Series A Warrants and Series B Warrants contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price for the five trading days immediately preceding and immediately following the date the Company effects a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants. Finally, with certain exceptions, the Series B Warrants provide for an adjustment to the exercise price and number of shares underlying the Series B Warrants upon the Company’s issuance of its common stock or common stock equivalents at a price per share that is less than the exercise price of the Series B Warrant.

Under NYSE American listing rules, the alternative cashless exercise option in the Series A Warrants and certain anti-dilution provisions in the Series B Warrants described above, will not be effective until, and unless, the Company obtains the approval of its shareholders. If the Company is unable to obtain the shareholder approval, the foregoing provisions will not become effective and the Series A Warrants and Series B Warrants will have substantially less value.

Each Pre-Funded Warrant is exercisable for one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants does not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit is equal to the price per Common Unit minus $0.001, and the remaining exercise price of each Pre-Funded Warrant equals $0.001 per share. The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The shares of common stock, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants and the shares of common stock issuable upon exercise of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants described above, were offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-281897), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective by the SEC on September 30, 2024.

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The closing of the Offering occurred on October 1, 2024.

The Company engaged the Placement Agent as the Company’s sole placement agent for the Offering pursuant to the Placement Agency Agreement. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash placement fee equal to 8.0% of the gross proceeds of the Offering. The Company also agreed to pay the Placement Agent 0.5% of the gross proceeds received by the Company in the Offering, plus reimbursement of certain expenses and legal fees up to $215,000. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms and conditions of the Placement Agency Agreement, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants do not purport to be complete and are qualified in their entirety by the full text of the Placement Agency Agreement, the form of the Pre-Funded Warrants, the form of the Series A Warrants and the form of the Series B Warrants, which are attached hereto as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, and are incorporated by reference herein.

Omnibus Agreement

As previously reported on a Current Report on Form 8-K filed on February 8, 2024, the Company issued to Alpha Capital Anstalt (“Alpha”) a Convertible Note due January 8, 2024, as amended on July 25, 2024, in the principal amount of $4,849,491 (the “Convertible Note”) and pursuant to that certain Securities Purchase Agreement dated June 26, 2022 (the “SPA”), the Company issued to Alpha shares of Series F 5% Convertible Preferred Stock (“Series F 5% Convertible Preferred Stock”) described in the Certificate of Designation of Preferences, Rights and Limitations of Series F 5% Convertible Preferred Stock (“Series F CoD”) and warrants to purchase shares of the Company’s Common Stock (the “Warrants,” and together with the Convertible Note, SPA, and Series F 5% Convertible Preferred Stock being the “Holder Securities”). The Offering in part constitutes a Variable Rate Transaction as defined in the Holder Securities that requires the consent of Alpha.

Pursuant to the Omnibus Agreement, among other things, (i) Alpha consented to the Offering, (ii) Alpha agreed to purchase $3,000,000 of the units in the offering and the Company agreed to apply said $3,000,000 towards the repayment of the Convertible Note balance, (iii) upon such repayment, $2,000,000.00 in principal will remain outstanding on the Convertible Note which will be paid in six monthly installments consisting of $333,333.33 in principal plus all accrued commencing on October 15, 2024 and continuing on the 15th day of each calendar month until the Convertible Note is paid in full, and (iv) in consideration of Alpha’s consent, the Company will issue to Alpha 1,500 shares of Series F 5% Convertible Preferred Stock with an aggregate stated value of $1,500,000.

The foregoing description of the Omnibus Agreement does not purport to be complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

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Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On October 1, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated as of September 30, 2024, between AgEagle Aerial Systems Inc. and Spartan Capital Securities, LLC
4.1	Form of Pre-Funded Warrant
4,2	Form of Series A Warrant
4.3	Form of Series B Warrant
10.1	Omnibus Agreement, dated September 30, 2024
99.1	Press Release, dated October 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2024	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer

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